Exhibit 32

SECTION 906 CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-K filed by Fidelity BancShares (N.C.), Inc. (the “Company”) for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Billy T. Woodard
Date: March 22, 2004
Billy T. Woodard
Chief Executive Officer

By:	/s/ Mary W. Willis
Date: March 22, 2004
Mary W. Willis
Chief Financial Officer and Treasurer